EXHIBIT 2.2
                              AMENDMENT NUMBER 1 TO

                            ASSET PURCHASE AGREEMENT



         This Amendment Number 1 to Asset Purchase Agreement (the "Agreement") is entered into as of this 2nd day of October, 1996, by and among Mariner Health Group, Inc., a Delaware corporation ("Mariner"), its wholly-owned subsidiary Mariner Health of Maryland, Inc., a Delaware corporation (the "Buyer"), the Sellers and the Principals;

         WHEREAS, Mariner, Buyer, Sellers and Principals entered into that certain Asset Purchase Agreement dated as of July 31, 1996 (the "Asset Purchase Agreement"); and

         WHEREAS, the parties to the Asset Purchase Agreement desire to amend the Asset Purchase Agreement to provide for a later closing with respect to the purchase and sale of the Purchased Assets and assumption of the Assumed Liabilities relating to Glen Burnie (as defined herein); and

         WHEREAS, the parties to the Asset Purchase Agreement desire to further amend the Asset Purchase Agreement to provide for a Closing Date of October 3, 1996.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mariner, Buyer, Sellers and Principals hereby agree as follows:

                   I. AMENDMENTS TO ASSET PURCHASE AGREEMENT.

1. SECTION 2.1 SHALL BE AMENDED BY ADDING THE FOLLOWING SENTENCE TO THE END OF THE FIRST PARAGRAPH OF SUCH SECTION:

         "Notwithstanding the foregoing, the Purchased Assets conveyed at Closing shall not include the assets owned by Bay Meadow Nursing and Rehabilitation Center, LLC, a Maryland Limited Liability Company, and used in the operation of the 200-bed licensed nursing facility known as Allegis Health and Rehabilitation Center - Glen Burnie ("Glen Burnie") until such time as the closing with respect to the purchase and sale of such assets (the "Glen Burnie Asset Closing"), nor shall Buyer assume the Assumed Liabilities with respect to Glen Burnie until the Glen Burnie Asset Closing. At the time of the Glen Burnie Asset Closing, the Purchased Assets shall include only the Purchased Assets associated with Glen Burnie and the Assumed Liabilities shall include only the Assumed Liabilities associated with Glen Burnie.

2. SECTION 2.7 IS AMENDED BY ADDING THE FOLLOWING SENTENCE AT THE END OF SUBSECTION (A):

         "Notwithstanding the foregoing, the parties agree that the portion of the Purchase Price payable at Closing and which would have been allocable to Glen Burnie (which amount is stipulated to be $14,041,708, prior to making any adjustment for prepaid expenses or similar apportionments required hereunder) shall not be due and payable until the Glen Burnie Asset Closing.

3. SECTION 2.7 SHALL BE FURTHER  AMENDED BY ADDING THE FOLLOWING NEW  SUBSECTION
(n):

         "(n) On the Closing Date, the foregoing adjustments shall not be made to the extent such adjustment relates to the assets or liabilities of Glen Burnie. On the date of the Glen Burnie Asset Closing, the foregoing adjustments shall be made only to the extent they relate to the assets and liabilities of Glen Burnie."

4. SECTION 2.7 SHALL BE AMENDED BY ADDING THE FOLLOWING SENTENCE TO THE END OF SUBSECTION (i):

         "The parties agree that in full satisfaction of any reduction in Purchase Price contemplated by this Section 2.7(i), the Seller Parties shall make the payment referred to in Section 6.22 of this Agreement."

5. SECTION 2.8 SHALL BE AMENDED BY ADDING THE  FOLLOWING  SENTENCE AT THE END OF
SECTION 2.8(b):

         "Notwithstanding anything above or in the previous Section 2.8(a), the purchase and sale of the Purchased Assets and assumption of the Assumed Liabilities relating to Glen Burnie and the payment therefore shall not take place on the Closing Date, but will instead take place on November 1, 1996."

6. SECTION 2.12 SHALL BE AMENDED BY (i) INSERTING THE LANGUAGE UNDERLINED BELOW IN THE FIRST SENTENCE OF SUCH SECTION 2.12 (ii) CHANGING OCTOBER 2 TO OCTOBER 3 AND (iii) ADDING A NEW LAST SENTENCE TO SUCH SECTION SO THAT SECTION 2.12, AS AMENDED, READS IN ITS ENTIRETY AS SET FORTH BELOW:

         "2.12 Closing. Subject to the satisfaction or waiver of all conditions precedent set forth in Article IX, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities other than the Purchased Assets and Assumed Liabilities of Glen Burnie (the "Closing") shall be held at the offices of Gallagher, Evelius & Jones, Park Charles, 218 North Charles Street, Baltimore, Maryland 21201, on October 3, 1996 as of October 1, 1996 or on such later date as the parties may agree, but in any event prior to November 2, 1996; provided, however, if the Closing occurs any time after the second day of a calendar month the Purchase Price shall be increased by an amount calculated as interest on the portion of the Purchase Price payable at Closing at a rate of 8.25% per annum, for each day between the second of the month and the Closing Date (excluding the first day of the month and including the Closing Date). If any condition in Article IX is not satisfied in any material respect (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend (but in no event later than November 2, 1996) the period in which the Closing must be consummated (during which period each other party shall use its respective reasonable efforts to cause all such conditions to be satisfied in all material respects) and the Closing shall occur four (4) business days after the satisfaction of such conditions in accordance with the extension granted (assuming all other conditions contained in Article IX are satisfied as of such fourth business day). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated. Buyer and each of the

Seller Parties shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable for the consummation at the Closing of the transactions contemplated by this Agreement, including all warranty deeds, bills of sale, instruments of assumption, endorsements, consents, assignments and other agreements and instruments of conveyance and assignment reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets. The parties agree that if the Closing is delayed beyond October 5, 1996 solely by reason of a dispute under Section 2.7(c), the Closing will occur three business days after such dispute is resolved, but in any event prior to November 2, 1996. Subject to the satisfaction or waiver of all conditions precedent set forth in Article IX as the same apply to Glen Burnie, the closing of the purchase and sale of the Purchased Assets and Assumed Liabilities of Glen Burnie shall be held at the offices of Gallagher, Evelius & Jones on November 1, 1996."

7. SECTION 2.13 SHALL BE AMENDED BY ADDING THE LANGUAGE UNDERLINED BELOW TO THE DEFINITION OF "FIRST POST-CLOSING AMOUNT" SO THAT SUCH DEFINITION, AS AMENDED, READS IN ITS ENTIRETY AS SET FORTH BELOW:

         "First  Post-Closing  Amount" means the product obtained by Multiplying
(x) 6.7 (or 6.4 if the Bethesda Sale does not occur prior to Closing) by (y) the product obtained by multiplying the Second Annualized Ratio by Net Operating Income for the period reported in the Interim Income Statement after deducting from Net Operating Income (i) (if the Bethesda Sale occurs prior to the Closing) fifty percent (50%) of the Net Operating Income of Bethesda L.L.C., as adjusted to reflect the net effect of all Purchase Price adjustments set forth in Section
2.7 (other than those in Section 2.7(c)) and (ii) (if the Glen Burnie Asset Closing does not occur) 100% of the Net Operating Income of Glen Burnie. Provided that the amount determined above shall in no event be less than, the Base Amount. Attached hereto as Exhibit E is an example, for purposes of illustration only of this calculation based on Sellers' budgeted results for the eight months ending August 31, 1996.

8. SECTION 2.14 SHALL BE AMENDED BY ADDING THE LANGUAGE UNDERLINED BELOW TO THE DEFINITION OF "POST-CLOSING AMOUNT" SO THAT SUCH DEFINITION, AS AMENDED, READS IN ITS ENTIRETY AS SET FORTH BELOW:

         "Post-Closing Amount" means the product obtained by multiplying (x) 6.7 (or 6.4 if the Bethesda Sale does not occur prior to Closing) by (y) Net Operating Income for the period reported in the Final Income Statement after deducting from Net Operating Income (i) (if the Bethesda Sale occurs prior to the Closing) fifty percent (50%) of the Net Operating Income of Bethesda L.L.C., as adjusted to reflect the net effect of all Purchase Price adjustments set forth in Section 2.7 (other than those in Section 2.7(c)) and (ii) (if the Glen Burnie Asset Closing does not occur) 100% of the Net Operating Income of Glen Burnie. Provided that the amount determined above shall in no event be less than the Base Amount. Attached hereto as Exhibit H is an example, for purposes of illustration only, of this calculation based on Sellers' budgeted results for the year ending December 31, 1996.

9.  THE  FOLLOWING  NEW  SECTION  6.22  SHALL BE  ADDED  TO THE  ASSET  PURCHASE
AGREEMENT:

         "6.22 Beechwood Project Payments: If Buyer proceeds with the acquisition and development of the Beechwood Project pursuant to the contracts of Heritage Harbour and Beechwood related thereto (the "Beechwood Contracts") and Buyer or Beechwood is thereby required to pay any or all of the liabilities identified as Beechwood Project liabilities on the attached Schedule 6.22, the Seller Parties will reimburse Buyer upon the later of thirty (30) days from the receipt by Seller Parties of notice of such payment obligation or five (5) days from the date of actual payment up to a maximum amount of $436,000. Sellers shall not be required to pay any other amounts payable under the Beechwood Contracts."

10. SECTION 11.2 SHALL BE AMENDED BY ADDING THE FOLLOWING CLAUSE TO THE END OF THE LAST SENTENCE THEREOF:

         "provided, further, that the immediately preceding clause (i) above shall not apply to any failure by Seller Parties to discharge their obligations under Section 6.22 of the Agreement."

11.  THE  FOLLOWING  NEW  SECTION  12.17  SHALL BE ADDED TO THE  ASSET  PURCHASE
AGREEMENT:

         12.17 Glen Burnie Amendment. Notwithstanding anything in the this Agreement to the contrary, all deliveries, calculations, assignments, certifications, covenants, payments, assumptions, representations and warranties, indemnities, or action of whatever nature which is required by the terms of this Agreement to occur or exist on or before the Closing Date shall, with respect to the purchase and sale of the assets of Glen Burnie be required to occur or exist on or prior to the date on which the purchase and sale of the Glen Burnie assets shall occur and not on or prior to the Closing Date. The parties agree that the terms of the Agreement are hereby modified so as to achieve the foregoing.

12.      THE AGREEMENT IS HEREBY AMENDED BY ADDING THE ATTACHED SCHEDULE 6.22.


                  II. REPRESENTATIONS AND WARRANTIES; COVENANTS

         1. Mariner, Buyer, Sellers and Principals each hereby represents and warrants that it has the right, power and authority to execute, deliver and perform this Agreement and that it shall, upon execution, constitute a valid and binding amendment to the Asset Purchase Agreement pursuant to the terms of
Section 12.7 of the Asset Purchase Agreement.


                               III. MISCELLANEOUS.

         1. This Amendment Number 1 to Asset Purchase Agreement may be signed in any number of counterparts, which together will be one and the same instrument. This Amendment Number 1 to Asset Purchase Agreement shall be effective whenever each party shall have signed at least one such counterpart.

         2. This Amendment Number 1 to Asset Purchase Agreement shall be governed by the laws of the State of Maryland and for all purposes shall be construed in accordance with the laws of such state.

         3. All terms not otherwise defined herein shall have the meanings ascribed in the Asset Purchase Agreement.

         4. Except as amended or modified hereby, all provisions of the Asset Purchase Agreement shall remain in full force and effect.











         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                    MARINER:

                                    MARINER HEALTH GROUP, INC.



                                    By:  /s/ Jennifer B. Gallagher
                                        ---------------------------
                                    Name:  Jennifer B. Gallagher
                                          -------------------------
                                    Title:  Vice President
                                          -------------------------

                                     BUYER:

                                     MARINER HEALTH OF MARYLAND, INC.



                                     By:  /s/ Jennifer B. Gallagher
                                         ---------------------------
                                     Name:  Jennifer B. Gallagher
                                           -------------------------
                                     Title:  Vice President
                                            ------------------------






                           SELLER PARTY SIGNATURE PAGE


         IN WITNESS WHEREOF, and intending to be legally bound, the Indemnitors have hereunto set their hands and seals as of the day and year first above written.

WITNESS:                             SELLERS:

                                     ALLEGIS HEALTH SERVICES, INC.



/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer

                                     CIRCLE MANOR NURSING HOME, INC.



/s/ Stanley Snow                     By:  /s/ Harvey Wertlieb
------------------------                 ----------------------------
                                            Harvey Wertlieb
                                            Vice President

                                     ARCOLA NURSING AND REHABILITATION
                                     CENTER, INC.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer

                                     TECHNICARE, L.L.C.



/s/ Stanley Snow                     By:  /s/ John Ricci
------------------------                 ----------------------------
                                            John Ricci
                                            President/CEO

                                     REHAB SOLUTIONS, L.L.C.



/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Vice President







                                     BAY MEADOW NURSING AND
                                     REHABILITATION CENTER, L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer

                                     CAMDEN YARDS NURSING AND
                                     REHABILITATION CENTER L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer

                                     GLOBAL HEALTHCARE CENTER-
                                     BETHESDA, L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            President

                                     KENSINGTON GARDENS NURSING AND
                                     REHABILITATION CENTER, L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer

                                     GLOBAL HEALTHCARE CENTER-
                                     OVERLEA, L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer

                                     ALLEGIS HEALTH AND REHABILITATION
                                     CENTER -- SOUTHERN MARYLAND, L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer






                                   PRINCIPALS:


                                     TECHNICARE PHARMACY, INC.



/s/ Stanley Snow                     By:  /s/ John R. Ricci
------------------------                 ----------------------------
                                            John R. Ricci
                                            President

                                     GLOBAL HEALTH INVESTMENT
                                     ASSOCIATES, L.L.C.


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz
                                            Chief Executive Officer


/s/ Stanley Snow                     By:  /s/ Paul J. Diaz
------------------------                 ----------------------------
                                            Paul J. Diaz


                                     /s/ Marvin H. Rabovsky
                                     --------------------------------
                                     Marvin H. Rabovsky


                                     /s/ Harvey R. Wertlieb
                                     --------------------------------
                                     Harvey R. Wertlieb


                                     /s/ Roger C. Lipitz
                                     --------------------------------
                                     Roger C. Lipitz


                                     /s/ Gary M. Sudhalter
                                     --------------------------------
                                     Gary M. Sudhalter


                                     /s/ Jay Mutchnik
                                     --------------------------------
                                     Jay Mutchnik






Amendment Number 1 to Asset Purchase Agreement dated October 3, 1996 between and among Mariner Health Group, Inc.; Mariner Health of Maryland, Inc.; Allegis Health Services, Inc.; Technicare, L.L.C.; Rehab Solutions, L.L.C.; Bay Meadow Nursing and Rehabilitation Center, L.L.C.; Camden Yards Nursing and Rehabilitation Center, L.L.C.; Global Healthcare Center-Overlea, L.L.C.; Allegis Health and Rehabilitation Center - Southern Maryland, L.L.C.; Global Healthcare Center - Bethesda, L.L.C.; Circle Manor Nursing Home, Inc.; Arcola Nursing and Rehabilitation Center, Inc.; Technicare Pharmacy, Inc.; Global Health Investment Associates, L.L.C.; Paul J. Diaz; Marvin H. Rabovsky; Harvey W. Wertlieb; Roger
C. Lipitz; Gary M. Sudhalter and Jay Mutchnik.

--------------------------------------------------------------------------------

                Schedules and Exhibits Omitted in Accordance With
                        Item 601(b)(2) of Regulation S-K
                        --------------------------------



Schedules
---------

Schedule 6.22 Summary of Accrued Obligations of Third Parties as of 9/30/96.

Exhibits
--------

Exhibit E       --    Sample of Calculation of Sellers' Budgeted Results for the
                      Eight Months Ending August 31, 1996

Exhibit H       --    Sample  Calculation  of  Sellers' Budgeted Results for the
                      Year Ending December 31, 1996

Mariner Health Group, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided however that Mariner Health Group, Inc. may request confidential treatment pursuant to Rule 24B-2 of the Exchange Act for any schedule or exhibit so furnished.